UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011 (September 29, 2011)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” the “Company,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on October 5, 2011 to provide the required financial statements relating to our acquisition of a 280-unit garden style multifamily community located in Margate, Florida (the “Lakes of Margate”), as described in such Current Report.

After reasonable inquiry, we are not aware of any material factors relating to the Lakes of Margate that would cause the revenues and certain operating expenses reported herein not to be necessarily indicative of future operating results.

Item 9.01	Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Business Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2011 (unaudited) and for the Year Ended December 31, 2010	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2011 (unaudited) and for the Year Ended December 31, 2010	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	7

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011	9

	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011	10

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010	11

	Notes to Unaudited Pro Forma Consolidated Financial Statements	12

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Lakes of Margate (the “Property”) for the year ended December 31, 2010. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Historical Summary presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 1, of the Property for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas

December 15, 2011

Lakes of Margate

Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and for the Year Ended December 31, 2010

(in thousands)

	Nine Months Ended September 30, 2011 (unaudited)	Year Ended December 31, 2010
Revenues
Rental revenue	$2,324	$2,890
Tenant reimbursement and other income	264	320
Total revenues	2,588	3,210

Certain Operating Expenses
Property operating expenses	665	888
Real estate taxes	314	418
Management fees	91	115
General and administrative expenses	197	327
Interest expense	595	689
Total certain operating expenses	1,862	2,437

Revenues in excess of certain operating expenses	$726	$773

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Lakes of Margate

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and for the Year Ended December 31, 2010

1.              ORGANIZATION AND BASIS OF PRESENTATION

On October 19, 2011, Behringer Harvard Opportunity REIT II, Inc. (the “Company”), purchased the Lakes of Margate (the “Property”), through a joint venture formed between a wholly owned subsidiary and an unaffiliated third party, for $24.4 million, exclusive of closing costs, from Advenir@Margate, LLC (“Advenir”). The Company owns a 92.5% interest in the joint venture and Margate Peak, LLC, owns the remaining 7.5% interest.  The Property, a multifamily community with 280 rental units on 13.8 acres is located in Margate, Broward County, Florida.

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summaries include the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. The Historical Summaries are not intended to be a complete presentation of the revenues and expenses of the Property for the nine months ended September 30, 2011, and for the year ended December 31, 2010.  The statements of revenues and certain operating expenses exclude interest income, consulting fees, and other members’ related expenses which may not be comparable to the proposed future operations of the Property.

2.              INTERIM UNAUDITED FINANCIAL INFORMATION

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2011, included in this report, are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consist of normal recurring items. Interim results are not necessarily indicative of results for a full year.

3.              PRINCIPLES OF REPORTING AND USE OF ESTIMATES

The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

4.              SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Property’s operations consist of rental revenue earned from its tenants under operating leases with lease terms ranging from 3-14 months or on a month-to-month basis.  Rental revenue is recognized when earned.  This policy effectively results in revenue recognition on the straight-line method over the related terms of the leases.  Tenant reimbursement and other income is recognized when due and consists mainly of charges billed to tenants for trash removal, utilities, application fees, administrative fees, and late fees.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations, and replacements are capitalized.

Lakes of Margate

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2011 (unaudited)

and for the Year Ended December 31, 2010

5.              LONG-TERM DEBT

On December 15, 2009, Advenir entered into a first mortgage agreement with a lending institution for $12,555,000 with an interest rate of 5.49% that matures on January 1, 2020. This first mortgage agreement was assumed by the Company on October 19, 2011.

The first mortgage agreement is collateralized by substantially all the Property’s assets. The first mortgage agreement required monthly interest only payments beginning February 1, 2010, through January 1, 2011. The total principal amount of the loan will be due on January 1, 2020. There was a total of $12,555,000 outstanding under the loan as of December 31, 2010. Total interest expense for the year ended December 31, 2010 amounted to $689,270.

Aggregate principal payments of the loan for the years ended December 31, are as follows (in thousands):

Year ending	Amount
2011	$155
2012	178
2013	188
2014	199
2015	210
Thereafter	11,625
$12,555

Subsequent to year end, December 31, 2010, Advenir entered into a second mortgage agreement effective April 19, 2011 with a lending institution for $2,955,000 and an interest rate of 5.92% that matures on January 1, 2020. The second mortgage agreement will run co-terminus with the first mortgage agreement. This second mortgage agreement was assumed by the Company on October 19, 2011.

* * * * * *

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On October 19, 2011, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as “we”, “our”, or “us”), through a joint venture (the “Margate Joint Venture”) with Margate Peak, LLC, an unaffiliated third party, acquired a 280-unit garden style multifamily community previously known as Advenir at Lakes of Margate (the “Lakes of Margate”) located in Margate, Florida from Advenir@Margate, LLC (the “Seller”), an unaffiliated third party.  The purchase price for the Lakes of Margate, excluding closing costs, was $24.4 million, of which $9 million was paid in cash and the remaining $15.4 million was provided through the assumption of two Freddie Mac-financed mortgage loans (described further below).  The cash consideration paid for our 92.5% interest was approximately $8.3 million, excluding closing costs, which we funded with proceeds from our initial public offering of common stock.

The Lakes of Margate is situated on approximately 13.8 acres and features two swimming pools, tennis courts, and fitness facilities.  The property, which was constructed in 1986/1987 and recently renovated, contains approximately 234,000 square feet of rental area and has an average unit size of 837 square feet.  The Lakes of Margate was approximately 94% leased as of September 30, 2011.

On October 19, 2011, the Margate Joint Venture assumed two Freddie Mac-financed mortgage loans for $12.4 million and $3 million (the “Loans”) with CBRE Capital Markets, Inc., an unaffiliated entity, as lender.  The Loans are secured by first and second mortgage liens on the assets of the Lakes of Margate, including the land, fixtures, improvements, contracts, leases, rents, and reserves.  The Loans are non-recourse to us.

The Loans bear interest at fixed annual rates of 5.49% and 5.92%, respectively, and require monthly principal and interest payments, with any unpaid principal and interest due on the maturity dates of January 1, 2020.  The Loans may be prepaid in their entirety, provided that if prepayment is made prior to October 1, 2019, a prepayment premium is required.

In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

We have made the following acquisitions since January 1, 2010:

			OP REIT II
Property Name	Date of Acquisition	Total Purchase Price(1)	Ownership Interest
Palms of Monterrey	May 10, 2010	$25.4 million	90%
Holstenplatz	June 30, 2010	$12.5 million	100%
Inland Empire Distribution Center (formerly El Cajon Distribution Center)(2)	August 10, 2010	$50.3 million	16%
Archibald Business Center	August 27, 2010	$9.5 million	80%
Parrot’s Landing	September 17, 2010	$42 million	90%
Original Florida MOB Portfolio	October 8, 2010	$47.1 million	90%
Gardens Medical Pavilion	October 20, 2010	$23.5 million	90	%(3)
Kauai Coconut Beach Hotel	October 20, 2010	$38 million	80%
Interchange Business Center	November 23, 2010	$30 million	80%
River Club apartments and the Townhomes at River Club (formerly referred to as the UGA Portfolio)	April 25, 2011	$32.8 million	85%
Babcock Self Storage	August 30, 2011	$3.5 million	85%
Lakes of Margate	October 19, 2011	$24.4 million	92.5%

(1)	Purchase price is presented before closing costs for the acquired property and does not reflect any adjustments for ownership interest percentage.
(2)

We purchased a 16% interest in Inland Empire Distribution Center (formerly El Cajon Distribution Center) and determined that we exercised significant influence over, but did not control this entity. Therefore, we did not consolidate this entity and accounted for it under the equity method of accounting. The property was sold on September 22, 2011.

(3)	We own 90% of a 90% JV interest in the Gardens Medical Pavilion.

The following unaudited pro forma consolidated balance sheet as of September 30, 2011 is presented as if we acquired the Lakes of Margate on September 30, 2011.  River Club apartments and the Townhomes at River Club and Babcock Self Storage were acquired prior to September 30, 2011, therefore, no adjustments were made to the balance sheet.  The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are presented as if we had acquired Palms of Monterrey, Holstenplatz, Archibald Business Center, Parrot’s Landing, Original Florida MOB Portfolio, Gardens Medical Pavilion, Kauai Coconut Beach Hotel, Interchange Business Center, River Club apartments and the Townhomes at River Club, Babcock Self Storage and the Lakes of Margate on January 1, 2010.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2011 and our annual report on Form 10-K for the year ended December 31, 2010 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

(in thousands, except shares)

	September 30, 2011	Pro Forma
	as Reported	Adjustments		Pro Forma
	(a)	(b)		September 30, 2011

Assets
Real Estate
Land and land improvements, net	$82,432	$8,888		$91,320
Buildings and building improvements, net	205,930	13,949		219,879
Real estate under development	86			86
Total real estate	288,448	22,837		311,285

Cash and cash equivalents	81,320	(7,803)		73,517
Restricted cash	7,522	—		7,522
Accounts receivable, net	8,610	—		8,610
Receivable from related party	1,864	—		1,864
Prepaid expenses and other assets	1,680	450	(c)	2,130
Furniture, fixtures and equipment, net	7,266	872		8,138
Acquisition deposits	477	(462)		15
Deferred financing fees, net	4,199	—		4,199
Lease intangibles, net	7,812	661		8,473
Total assets	$409,198	$16,555		$425,753

Liabilities and Equity
Notes payable	$205,148	$15,416	(c)	$220,564
Accounts payable	2,495	—		2,495
Acquired below-market leases, net	1,417	20		1,437
Distributions payable	1,009	—		1,009
Accrued and other liabilities	6,937	—		6,937
Total liabilities	217,006	15,436		232,442

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 24,576,034 shares issued and outstanding	2	—		2
Additional paid-in capital	218,012	—		218,012
Accumulated distributions and net loss	(38,306)			(38,306)
Accumulated other comprehensive income	220	—		220
Total Behringer Harvard Opportunity REIT II, Inc. equity	179,928	—		179,928
Noncontrolling interest	12,264	1,119	(d)	13,383
Total equity	192,192	1,119		193,311
Total liabilities and equity	$409,198	$16,555		$425,753

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2011

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2011 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations	Other Pro Forma		Pro Forma Nine Months Ended September 30,
	(a)	(b)	(c)	Adjustments		2011

Revenues
Rental revenue	$26,089	$1,873	$2,588	$—		$30,550
Hotel revenue	4,856	—	—	—		4,856
Interest income from real estate loans receivable	2,926	—	—	—		2,926
Total revenues	33,871	1,873	2,588	—		38,332

Expenses
Property operating expenses	14,967	608	862	—		16,437
Interest expense	7,217	524	595	(595	)(d)	7,741
				644	(e)	644
Real estate taxes	3,683	177	314	—		4,174
Property management fees	1,049	73	91	(91	)(f)
				97	(g)	1,219
Asset management fees	2,205	103	—	183	(h)	2,491
General and administrative	1,667	—	—	—		1,667
Acquisition expense	1,786	—	—	—		1,786
Depreciation and amortization	11,803	420	—	591	(i)	12,814
Total expenses	44,377	1,905	1,862	829		48,973

Interest income, net	111	—	—	—		111
Other income, net	821	—	—	—		821
Income (loss) before equity in earnings (losses) of unconsolidated joint venture and noncontrolling interest	(9,574)	(32)	726	(829)		(9,709)
Equity in earnings of unconsolidated joint ventures	2,681	—	—	—		2,681
Net income (loss)	(6,893)	(32)	726	(829)		(7,028)
Net (income) loss attributable to the noncontrolling interest	1,351	(1)	—	8	(j)	1,358
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(5,542)	$(33)	$726	$(821)		$(5,670)

Weighted average shares outstanding:
Basic and diluted	23,739					23,739

Loss per share:
Basic and diluted	$(0.23)					$(0.24)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

	Year Ended December 31, 2010 as Reported	Prior Acquisition Pro Forma Adjustments	Consolidated Statement of Operations	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)	(c)	Adjustments		2010

Revenues
Rental revenue	$13,341	$23,914	$3,210	$(20	)(d)	$40,445
Hotel revenue	954	5,712	—	—		6,666
Interest income from real estate loans receivable	4,953	(1,097)	—	—		3,856
Total revenues	19,248	28,529	3,210	(20)		50,967

Expenses
Property operating expenses	6,541	16,629	1,215	—		24,385
Interest expense	2,843	6,276	689	(689	)(e)	9,119
				859	(f)	859
Real estate taxes	1,723	3,707	418	—		5,848
Property management fees	487	1,159	115	(115	)(g)
				120	(h)	1,766
Asset management fees	1,349	1,726	—	244	(i)	3,319
General and administrative	2,032	—	—	—		2,032
Acquisition expense	11,277	—	—	—		11,277
Depreciation and amortization	6,877	11,069	—	1,448	(j)	19,394
Total expenses	33,129	40,566	2,437	1,867		77,999

Interest income, net	483	—	—	—		483
Gain on sale of investment	204	—	—	—		204
Bargain purchase gain	5,492	(5,492)	—	—		—
Other expense	(133)		—	—		(133)
Income (loss) before equity in earnings (losses) of unconsolidated joint ventures and noncontrolling interest	(7,835)	(17,529)	773	(1,887)		(26,478)
Equity in losses of unconsolidated joint ventures	(347)	—	—	—		(347)
Net income (loss)	(8,182)	(17,529)	773	(1,887)		(26,825)
Net (income) loss atttributable to the noncontrolling interest	755	1,648	—	84	(k)	2,487
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(7,427)	$(15,881)	$773	$(1,803)		$(24,338)

Weighted average shares outstanding:
Basic and diluted	19,216					19,216

Loss per share:
Basic and diluted	$(0.39)					$(1.27)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheets

a.                                       Reflects our historical balance sheet as of September 30, 2011.

b.                                      Reflects the acquisition of the Lakes of Margate for total consideration transferred of $24.4 million which consisted of $9 million cash and the remaining $15.4 million was provided through the assumption of two Freddie Mac-financed mortgages.  The cash consideration paid for our 92.5% interest was approximately $8.3 million.  We have preliminarily allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$8,000	—
Buildings	13,061	25 years
Land improvements	888	20 years
Signage, landscaping and misc. site improvements	888	20 years
Lease intangibles, net	661	6 months
Furniture, fixtures and equipment	872	5 years
Acquired below-market leases, net	(20)	6 months
	$24,350

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property.  The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings.  Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the building is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions.  In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that

Notes to Unaudited Pro Forma Consolidated Financial Statements

would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

c.                                       Reflects the $15.4 million assumption of two Freddie Mac-financed mortgages in connection with the acquisition of the Lakes of Margate, along with associated deferred financing costs of approximately $0.5 million.

d.                                      Reflects the noncontrolling interest share of the allocated pro forma assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011

a.                                       Reflects our historical operations for the nine months ended September 30, 2011.

b.                                      Reflects the pro forma adjustments for the acquisition of River Club apartments and the Townhomes at River Club, which were acquired on April 25, 2011, and Babcock Self Storage, which was acquired on August 30, 2011, as if the properties had been acquired on January 1, 2010.

c.                                       Reflects the historical revenues and certain operating expenses of the Lakes of Margate for the nine months ended September 30, 2011.

d.                                      Reflects the reversal of historical interest expense for the Lakes of Margate.

e.                                       Reflects the anticipated interest expense associated with the assumption of two Freddie Mac-financed mortgages in connection with the purchase of the Lakes of Margate.

f.                                         Reflects the reversal of historical property management fees for the Lakes of Margate.

g.                                      Reflects the property management fees associated with the current management of the Lakes of Margate, for a fee of 3.75% of annual gross revenues, as defined in the property management agreement.

h.                                      Reflects the inclusion of an asset management fee associated with the Lakes of Margate, based on 1% of the asset basis.

i.                                          Reflects the depreciation and amortization of the Lakes of Margate using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 20 years for signage, landscaping and miscellaneous site improvements and 5 years for furniture, fixtures and equipment.

j.                                          Reflects the net income (loss) attributable to the noncontrolling interest of the Lakes of Margate.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2010

a.               Reflects our historical operations for the year ended December 31, 2010.

b.              Reflects the pro forma adjustments for the acquisition of the Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, Parrot’s Landing, which was acquired on September 17, 2010, the Original Florida MOB Portfolio, which was acquired on October 8, 2010, and Gardens Medical Pavilion and Kauai Coconut Beach Hotel, which were acquired on October 20, 2010, Interchange Business Center, which was acquired on November 23, 2010, River Club apartments and the Townhomes at River Club, which were acquired on April 25, 2011, and Babcock Self Storage, which was acquired on August 30, 2011, as if the properties had been acquired on January 1, 2010.

c.               Reflects the historical revenues and certain operating expenses of the Lakes of Margate for the year ended December 31, 2010.

d.              Reflects the pro forma straight-line amortization of the below market leases over the remaining terms of the leases of approximately 6 months.

e.               Reflects the reversal of historical interest expense for the Lakes of Margate.

f.                 Reflects the anticipated interest expense associated with the assumption of two Freddie Mac-financed mortgages in connection with the purchase of the Lakes of Margate.

g.              Reflects the reversal of historical property management fees for the Lakes of Margate.

h.              Reflects the property management fees associated with the current management of the Lakes of Margate, for a fee of 3.75% of annual gross revenues, as defined in the property management agreement.

i.                  Reflects the inclusion of an asset management fee associated with the Lakes of Margate, based on 1% of the asset basis.

j.                  Reflects the depreciation and amortization of the Lakes of Margate using the straight-line method over the estimated useful life of 25 years for buildings, 20 years for land improvements, 20 years for signage, landscaping and miscellaneous site improvements, 5 years for furniture, fixtures and equipment and approximately 6 months for lease intangibles.

k.               Reflects the net income (loss) attributable to the noncontrolling interest of the Lakes of Margate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: December 15, 2011	By:	/s/ Samuel A. Gillespie
Samuel A. Gillespie
Chief Operating Officer